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                                  Exhibit 23.5

                         Consent of Ryder Scott Company

     We consent to the incorporation by reference in the Registration Statement Form S-8 of our reserve report and all schedules, exhibits, and attachments thereto and to any reference made to us on Form S-8 as a result of such incorporation.

                                 Very truly yours,


                                 /s/ RYDER SCOTT COMPANY PETROLEUM ENGINEERS
                                 ____________________________________________
                                 RYDER SCOTT COMPANY
                                 PETROLEUM ENGINEERS



Denver, Colorado
Date: May 28, 1997